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May   , 1998

                                                                     EXHIBIT 5.1

Dispatch Management Services Corp.
65 West 36th Street
New York, New York 10018

Re: Issuance of Shares Pursuant to
    Registration Statement on Form S-4 to be Filed on May   , 1998

Dear Ladies and Gentlemen:

We have acted as counsel to Dispatch Management Services Corp., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-4 to be filed by the Company (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering of up to 500,000 shares (the "Common Stock Shares") of the Company's common stock, par value $.01 per share (the "Common Stock").

In so acting, we have examined the Registration Statement and such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as we have deemed necessary for purposes of expressing an opinion on the matters hereinafter set forth. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies.

On the basis of the foregoing, we are of the opinion that the Common Stock Shares, when issued and sold in accordance with the plan of distribution set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinion set forth above is limited to the Delaware General Corporation Law, as amended.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Prospectus forming a part thereof under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          MORGAN, LEWIS & BOCKIUS LLP